UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2004

Lighting Science Group Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-20354 (Commission file number)	23-2596710 (Employer Identification No.)

2100 McKinney Ave., Suite 1555, Dallas, TX (Address of Principal Executive Offices)	75201 (Zip Code)

214-382-3630 (Registrant’s Telephone Number, Including Area Code)

The Phoenix Group Corporation 801 E. Campbell Road, Suite 450 Richardson, TX 75081 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Subsequent to the filing of Registrant’s report on Form 10-QSB for the quarter ending September 30, 2004 (filed November 15, 2004) wherein Registrant reported sales of unregistered securities pursuant to an exemption under the Securities Act of 1933, in reliance upon Regulation D, Registrant hereby furnishes the following information set forth in paragraphs (a) and (c) through (e) of Item 701 of Regulation S-B:

(a)	Date, title, and amount of securities sold. During the period from November 16 through December 31, 2004, Registrant sold a total of 4,375,000 shares of its common stock.
(c)
Total offering price and total underwriting discounts or commissions.
The total offering price of the securities was $935,000. No underwriting discounts were granted, and no commissions were paid in connection with the sale of the securities.

(d)
Registrant claims exemption from registration under Rule 505 of Regulation D of the Securities Act of 1933. All of the purchasers of the securities have represented themselves to be, and the Registrant reasonably believes the purchasers to be, accredited investors, and the aggregate offering price of the securities offered for sale has not exceeded $5,000,000 during the twelve months before the start of and during the offering under Rule 505.

(e)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Phoenix Group Corporation__
(Registrant)
January 7, 2005____
Date
/s/ Ronald E. Lusk__________
By Ronald E. Lusk
Chief Executive Officer